FIRST AMENDMENT OF CUSTODY AGREEMENT

      THIS FIRST AMENDMENT OF CUSTODY AGREEMENT ("Agreement") is made and entered into to be effective as of October 4, 1994, by and between SELIGMAN PORTFOLIOS, INC. (f/k/a Seligman Mutual Benefit Portfolios, Inc.), a Maryland corporation ("Fund"), and INVESTORS FIDUCIARY TRUST COMPANY, a Missouri trust company ("IFTC").

                                    RECITALS

A. Fund and IFTC are parties to that certain Custody Agreement dated June 1, 1988 ("Custody Agreement"), pursuant to which Fund appointed IFTC as custodian and recordkeeping agent of the Fund's five then-existing portfolios.

B. Fund desires to appoint IFTC as custodian and recordkeeping agent of two of its new portfolios, known as the Seligman Communications and Information Portfolio and the Seligman Frontier Portfolio, upon and subject to the terms, conditions and agreements set forth in the Custody Agreement, and IFTC is willing to accept such appointment.

                                    AGREEMENT

1. Fund hereby appoints IFTC as custodian and recordkeeping agent of the Seligman Communications and Information Portfolio and the Seligman Frontier Portfolio, and IFTC hereby accepts such appointment and agrees that it will act as the custodian and recordkeeping agent of the Seligman Communications and Information Portfolio and the Seligman Frontier Portfolio.

2. Such appointment and agreement is made upon and subject to all the terms, conditions and agreements set forth in the Custody Agreement, which is hereby incorporated herein by reference. Fund and IFTC hereby ratify and confirm the Custody Agreement and agree that it remains in full force and effect and is binding upon the parties in accordance with its terms, except as amended hereby. Each party hereby confirms that except as amended herein all of its representations and warranties set forth in the Custody Agreement remain true and correct as of the date of this Agreement.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers to be effective as of the date and year first above written.

                                    INVESTORS FIDUCIARY TRUST COMPANY


                                    By:
                                       -----------------------------------------

                                    Title:
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                                    SELIGMAN PORTFOLIOS, INC.
                                    (f/k/a Seligman Mutual Benefit Portfolios,
                                    Inc.)


                                    By:
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                                    Title:
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